                                                                  EXHIBIT 5.1(a)

                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                December 31, 1998




Bryan Cave LLP
One Metropolitan Square
211 N. Broadway, Suite 3600
St. Louis, Missouri  63102

Ladies and Gentlemen:

         We have acted as special Delaware counsel to MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 22, 1998, as amended on December 11, 1998 and December 31, 1998 (Registration No. 333-65973) (the "Registration Statement"). The Registration Statement covers the registration of a number of shares of the Company's common stock, par value $.01 per share, equal to 93,900,000 divided by the subscription price for each such share (those shares covered by the Registration Statement being hereinafter referred to as the "Common Stock"), and of transferable rights which are exercisable for the Common Stock at the subscription price (the "Rights"). The Company proposes to issue the Common Stock upon the exercise of the Rights, which will be distributed pro rata to holders of record of the Company's common stock, par value $.01 per share, other than VEBA Corporation (the "Rights Offering"). In this connection, you have requested our opinions as to certain matters under Delaware law.

         For the purpose of rendering our opinions as stated herein, we have been furnished and have reviewed the following documents:

         (i) the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on July 12, 1995 (the "Certificate of Incorporation");

Bryan Cave LLP
December 31, 1998
Page 2

         (ii) the Restated By-laws of the Company, dated as of August 30, 1996 (the "By-laws");

         (iii) the Registration Statement and the prospectus (the "Prospectus") constituting a part of the Registration Statement;

         (iv) the Unanimous Written Consents of the Board of Directors (the "Board") of the Company, dated as of September 11, 1998, October 9, 1998 and October 19, 1998 (the "Board Consents"); and

         (v) Minutes of Meetings of the Special Committee (the "Committee") of the Board held on September 21, 1998, October 2, 1998, October 9, 1998, October 14, 1998, October 20, 1998, and October 21, 1998, and certain resolutions (the "Later Resolutions") to be adopted by the Committee prior to the time when the final form of Registration Statement and Prospectus become effective (collectively, the "Committee Consents" and, together with the Board Consents, the "Consents").

         With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of the officers and other persons and entities signing each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein, except to the extent that the Registration Statement and Prospectus are amended prior to their effectiveness to fill in certain blanks currently appearing therein. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document other than the documents set forth above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have, with your consent, assumed the following matters:

         (1) that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

Bryan Cave LLP
December 31, 1998
Page 3


         (2) that, as amended prior to their effectiveness to fill in certain blanks currently appearing therein, the Registration Statement and the Prospectus will be duly executed and delivered by the Company;

         (3) that the due authorization, execution and delivery of the Registration Statement and the Prospectus by the Company, and the consummation of the transactions contemplated thereby, will not violate or conflict with any provision of any judgment, order, writ, injunction or decree of any court or governmental authority, or violate or result in a breach of or constitute a default or require any consent (other than such consents as have been duly obtained) under, any provision of any other agreement, contract, instrument or obligation to which the Company is a party or by which the Company or any of the Company's properties is bound; and

         (4) that the Certificate of Incorporation and By-laws constitute the certificate of incorporation and by-laws, respectively, of the Company as currently in effect.

         Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate in order to render our opinions as expressed herein, and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that:

         1. Upon distribution of the Rights pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus, such Rights will be duly authorized and validly issued.

         2. Upon issuance and sale against payment therefor pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         3. None of the issuance and sale of the Common Stock, the issuance of the Rights, the execution, delivery or performance of the Registration Statement or the Prospectus by the Company, or the consummation by the Company of the transactions contemplated by the Rights Offering constitutes or will constitute a violation of the General Corporation Law of the State of Delaware.

         The foregoing opinions are subject to the following limitations, exceptions and qualifications:

         A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing

Bryan Cave LLP
December 31, 1998
Page 4


opinions are limited to the laws of the State of Delaware, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body. In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. Section 7301 et seq., or any rules or regulations promulgated thereunder.

         B. For purposes of our opinions as stated above, we have assumed: (A) that the Board Consents (i) were duly executed as of September 11, 1998, October 9, 1998 and October 19, 1998, respectively, (ii) except as otherwise noted therein, have not been modified, amended or revoked and are in full force and effect on the date hereof, and (iii) have been duly filed with the minutes of the proceedings of the Board; (B) that the Committee Consents (i) were duly adopted by the Committee at the September 21, 1998, October 2, 1998, October 9, 1998, October 14, 1998, October 20, 1998 and October 21, 1998 meetings of the Committee, respectively (or, in the case of the Later Resolutions, will be duly adopted prior to the time when the final form of Registration Statement and Prospectus become effective), (ii) except as otherwise noted therein, have not been modified, amended or revoked and are in full force and effect on the date hereof (or, in the case of the Later Resolutions, will be in full force and effect as of the time when the final form of Registration Statement and Prospectus become effective), and (iii) have been duly filed with the minutes of the proceedings of the Board (or, in the case of the Later Resolutions, will have been duly filed with the minutes of the proceedings of the Board prior to the time when the final form of Registration Statement and Prospectus become effective); and (C) that the Consents are the only resolutions adopted by the Board or any committee thereof relating to the Registration Statement, the Prospectus and the matters addressed in this opinion.

         C. For purposes of our opinions as stated above, we have assumed that the number of shares of Common Stock issuable upon exercise of the Rights will not, in the aggregate, exceed the authorized number of shares of common stock, par value $.01 per share, of the Company, at any such time, which are not then issued, subscribed for, reserved, or committed for issuance, and that the number of shares of common stock, par value $.01 per share, of the Company issued pursuant to the Purchase Agreement (as referenced in the Committee Consent of October 21, 1998), the Standby Agreement (as referenced in the Committee Consent of October 21, 1998), and the exercise of the Rights shall not exceed 150,000,000 or produce gross proceeds to the Company in excess of $200,000,000.

         We understand that you may wish to rely on our opinions as set forth herein in rendering certain opinions to the Company and may wish to file this opinion as an exhibit to the Registration Statement, and we expressly consent to such reliance and such filing. Except as set forth in the immediately preceding sentence, the foregoing opinions are rendered solely

Bryan Cave LLP
December 31, 1998
Page 5


for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

                                                Very truly yours,


                                                Richards, Layton & Finger, P.A.

CSB/DSC